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                                                                   EXHIBIT 10(s)

                             AMERICAN NO. 4 TO THE
                       PEDIATRIC SERVICES OF AMERICA, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


      Pediatric Services of America, Inc., a Georgia corporation (the "Corporation"), has previously established the Pediatric Services of America, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") for the benefit of a select group employees and their beneficiaries. The Corporation previously approved an amendment to be made to the Plan to permit Tier I Participants (designated as such under Section 2.3 of the Plan) to defer some or all of their bonus compensation in addition to base pay. The purpose of this Amendment is to extend such privilege to all Participants selected by the Board of Directors.

      NOW, THEREFORE, in accordance with Section 7.1 of the Plan and pursuant to resolutions adopted by the Board of Directors on August 1, 2000, Section 1.11 of the Plan is hereby amended, effective as of October 1, 2001, to read in its entirety as follows:

         "1.12. Plan Year Compensation means for purposes of the elections
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      under Section 2.4 of the Plan, the annual base salary paid to a
      Participant by the Company during any Plan Year, or portion thereof in which he is a Participant in this Plan, as reflected on the Participant's form W-2. In addition, for Participants so designated by the Board (referred to for this purpose only as "Designated Participants"), Plan Year Compensation shall include bonus compensation, if any, in addition to base salary; provided that a Participant shall be a Designated Participant for purposes of making deferrals out of bonus compensation only for such Plan Year or Plan Years as the Board may determine in its sole discretion. For purposes of the elections under Section 2.4 and the limitations under
      Section 3.1 of the Plan, the election by Designated Participants to defer amounts out of bonus compensation shall be made, if at all, (a) separately from the election to defer out of base salary and (b) prior to the date a discretionary bonus is declared during a Plan Year or prior to the beginning of the Plan Year if the bonus is non-discretionary; provided, however, that for the Plan Year during which this Amendment is adopted, such election may be made within 30 days after the effective date of this Amendment, regardless of the type of bonus. For purposes hereof, a "non-discretionary bonus" means a bonus which is determined under a formula established for the Plan Year for which the bonus is earned."

      Executed at Norcross, Georgia on September 19, 2001.

                                            PEDIATRIC SERVICES OF AMERICA, INC.


                                            By /s/ Joseph D. Sansone
                                               --------------------------------
                                                   Joseph D. Sansone, President